Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Merrill Lynch Life Variable Annuity Separate Account A of our report dated April 23, 2019 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 25, 2019, relating to the financial statements of Transamerica Advisors Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 25, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Merrill Lynch Life Variable Annuity Separate Account B of our report dated April 23, 2019 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 25, 2019, relating to the financial statements of Transamerica Advisors Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 25, 2019